Exhibit 10.1
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of January 13, 2006, by and among Lodge Holdings Inc., a Delaware corporation (“Parent”), Lodge Acquisition I Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Company MergerCo”), Lodge Acquisition II Inc., a Delaware corporation and a wholly owned subsidiary of Company MergerCo (“Properties MergerCo”), La Quinta Corporation, a Delaware corporation (the “Company”), and La Quinta Properties, Inc., a Delaware corporation (“Properties” and together with the Company, the “La Quinta Entities”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Merger Agreement.
     WHEREAS, Parent, Company MergerCo, Properties MergerCo, the Company and Properties have previously entered into that certain Agreement and Plan of Merger, dated as of November 9, 2005 (the “Merger Agreement”); and
     WHEREAS, the parties desire to amend Exhibit C to the Merger Agreement pursuant to Section 9.3 thereof as set forth herein.
     NOW, THEREFORE, the parties agree as follows:
     1. Amendment of Exhibit C. The form of Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc. attached to the Merger Agreement as Exhibit C is hereby amended and restated by deleting it in its entirety and substituting as a new Exhibit C to the Merger Agreement the form of Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc. attached hereto as Annex A.
     2. Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, Parent, Company MergerCo, Properties MergerCo, the Company and Properties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

LODGE HOLDINGS INC.
By:	/s/ Kenneth A. Caplan
	Name:	Kenneth A. Caplan
	Title:	Managing Director and Vice President

LODGE ACQUISITION I INC.
By:	/s/ Kenneth A. Caplan
	Name:	Kenneth A. Caplan
	Title:	Managing Director and Vice President

LODGE ACQUISITION II INC.
By:	/s/ Kenneth A. Caplan
	Name:	Kenneth A. Caplan
	Title:	Managing Director and Vice President

LA QUINTA CORPORATION
By:	/s/ Francis W. Cash
	Name:	Francis W. Cash
	Title:	Chairman and Chief Executive Officer

LA QUINTA PROPERTIES, INC.
By:	/s/ Francis W. Cash
	Name:	Francis W. Cash
	Title:	Chairman and Chief Executive Officer

Annex A
Form of
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
La Quinta Properties, Inc.
          (Capitalized terms used but not defined herein have the meanings set forth in Appendix I.)
ARTICLE I
NAME
The name of the corporation is La Quinta Properties, Inc. (the “Corporation”).
ARTICLE II
REGISTERED OFFICE
          The registered office of the Corporation shall be located at 160 Greentree Street, Suite 101, Dover, Kent County, Delaware, and the registered agent shall be National Registered Agents, Inc., who is a resident of the State of Delaware, and whose business address is the same as the address of the initial registered office.
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
CAPITAL STOCK
          SECTION 4.1   Number of Shares. The total number of shares of capital stock (“Shares”) which the Corporation shall have authority to issue is 1,500,000, of which (a) 500,000 shares of the par value $0.01 per share are to be a class designated Common Stock (the “Common Stock”) and (b) 1,000,000 shares are to be designated Preferred Stock, par value $.10 per share (the “Preferred Stock”), of which (X) 805,000 shares are hereby designated 9% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and (Y) 195,000 shares are to be undesignated preferred stock, par value $.10 per share (the “Undesignated Preferred Stock”). The Corporation may issue fractional shares.

          SECTION 4.2   Undesignated Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors, or any duly authorized committee thereof, is hereby authorized to fix or authorize the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series or the designation thereof, or all or any of them and such other rights specified by the Board of Directors and not prohibited by law.
          SECTION 4.3   9% Series A Cumulative Redeemable Preferred Stock.
     (a) Ranking. In respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, the Series A Preferred Stock shall rank (i) senior to the Common Stock and senior to any other class or series of capital stock of the Corporation other than capital stock referred to in clauses (ii) and (iii) of this sentence, (ii) on a parity with any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks on a parity with the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, and (iii) junior to any class or series of capital stock of the Corporation the terms of which specifically provide that such class or series of capital stock ranks senior to the Series A Preferred Stock in respect of rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation. The term “capital stock” does not include convertible debt securities.
     (b) Dividends.
          (i) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock as to dividends, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation or any duly authorized committee thereof (for purposes of this Section 4.3, collectively, the “Board of Directors of the Corporation”) , out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 9% per annum of the $250.00 per share liquidation preference of the Series A Preferred Stock (equivalent to an annual rate of $22.50 per share). Such dividends shall accrue daily, shall accrue and the cumulative from June 17, 1998 (the “Original Issue Date”) and shall be payable quarterly in arrears in cash on March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”) of each year, commencing September 30, 1998; provided that if any Dividend Payment Date is not a Business Day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest or additional dividends or other sum shall accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Date. The period from and including the Original Issue Date to but excluding the first Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, is hereinafter called a “Dividend Period”. Dividends shall be payable to holders of record as they appear in the stock transfer books of the

Corporation at the close of business on the applicable record date (each, a “Record Date”), which shall be the 15th day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than thirty (30) nor less than ten (10) days prior to such Dividend Payment Date. The amount of any dividend payable for any Dividend Period, or portion thereof, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, it being understood that the amount of the dividend payable per share of Series A Preferred Stock for each full Dividend Period shall be computed by dividing the annual dividend rate of $22.50 per share by four (it being further understood that the dividend payable on September 30, 1998 shall be for more than a full Dividend Period). The dividends payable on any Dividend Payment Date or any other date shall include dividends accrued to but excluding such Dividend Payment Date or other date, as the case may be.
          All references herein to “accrued and unpaid” dividends on the Series A Preferred Stock (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, on the Series A Preferred Stock; and all references herein to “accrued and unpaid” dividends on any other class or series of capital stock of the Corporation shall include, if (and only if) such class or series of capital stock provides for cumulative dividends and unless otherwise expressly stated or the context otherwise requires, accumulated dividends, if any, thereon.
          (ii) If any shares of Series A Preferred Stock are outstanding, no full dividends will be declared or paid or set apart for payment on any capital stock of the Corporation of any other class or series ranking, as to dividends, on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date upon which the dividends on such other capital stock are declared or paid or set apart for payment, as the case may be). When dividends are not paid in full (or a sum sufficient for such full payment is not set apart therefor) upon the Series A Preferred Stock and the shares of any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock of the Corporation shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Preferred Stock and such other class or series of capital stock of the Corporation bear to each other.
          Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the applicable Subject (as defined below)), (A) no dividends (other than in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation) shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, nor shall any shares of Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation be redeemed, purchased or otherwise acquired for any consideration (or any monies paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation (except by conversion into or exchange for shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and as to the distribution of assets upon liquidation, dissolution and winding up of the Corporation. As used in this paragraph, the term “Subject Date” means any date on which any dividends shall be declared or paid or set apart for payment or other distribution declared or made upon the Common Stock of the Corporation or any other class or series of capital stock of the Corporation ranking junior to on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation or on which any shares of Common Stock of the Corporation or any shares of any other class or series of capital stock of the Corporation ranking junior to or on a parity with the Series A Preferred Stock as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys paid to or made available for a sinking fund for the redemption of any such shares of junior or parity stock) by the Corporation.
          (iii) No dividends on the Series A Preferred Stock shall be declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such times as any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.
          Anything in this Section 4.3 of this Amended and Restated Certificate of Incorporation to the contrary notwithstanding, dividends on the Series A Preferred Stock will accrue and be cumulative from the Original Issue Date whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.
          (iv) No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends (within the meaning of the Code), whether payable in cash, securities or other property, in excess of the full cumulative dividends described herein.
          (v) Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares.

          (vi) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes and series of the Corporation’s capital stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Preferred Stock shall be an amount equal to (A) the total Capital Gains Amount multiplied by (B) a fraction (1) the numerator of which is equal to the total dividends (within the meaning of the Code), paid or made available to the holders of the Series A Preferred Stock for that year and (2) the denominator of which is the Total Dividends for that year.
     (c) Liquidation Preference.
          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any Common Stock of the Corporation or shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, but subject to the preferential rights of the holders of shares of any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to such distribution of assets upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to receive and be paid out of the assets of the Corporation legally available for distribution to it stockholders liquidating distributions in cash or property at its fair market value as determined by the Board of Directors of the Corporation in the amount of $250.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date of payment.
          (ii) After payment to the holders of the Series A Preferred Stock of the full amount of the liquidating distributions (including accrued and unpaid dividends) to which they are entitled, the holders of Series A Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.
          (iii) If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available therefor are insufficient to pay the full amount of liquidating distributions on all outstanding shares of Series A Preferred Stock and the full amount of the liquidating distributions payable on all outstanding shares of any other classes or series of capital stock of the Corporation ranking on a parity with the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred Stock and all such other classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise respectively be entitled.
          (iv) If liquidating distributions shall have been made in full to all holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of any other classes or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding up, according to their respective rights and preferences.

          (v) For purposes of this Section 4.3(c), neither the consolidation or merger of the Corporation with or into any other corporation, trust or other entity, nor the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.
     (d) Redemption.
          (i) The Series A Preferred Stock is not redeemable prior to June 17, 2003.
          (ii) On and after June 17, 2003, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the holders of record of the Series A Preferred Stock, redeem the Series A Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $250.00 per share, together with (except as provided in Section 4.3(e)(vi) below) all accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Any date fixed for the redemption of shares of Series A Preferred Stock is hereinafter called a “Redemption Date”.
          (iii) The Redemption Price of the Series A Preferred Stock (other than the portion thereof consisting of accrued and unpaid dividends) shall be payable solely out of the proceeds received by the Corporation from the sale of other capital stock of the Corporation and not from any other source. For purposes of the preceding sentence, the term “capital stock” means any equity securities (including Common Stock of the Corporation and any other series of Preferred Stock of the Corporation), shares, interest, participations or other ownership interests (however designated), depositary shares representing interests in any of the foregoing, and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.
     (e) Procedures for Redemption; Limitations on Redemption.
          (i) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed at the option of the Corporation, the number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares or, if fractional shares are outstanding, with such additional adjustments as the Corporation may elect in order to effect the redemption of fractional shares) or by lot or any other equitable manner determined by the Corporation.
          (ii) Notice of redemption will be given by publication in The Wall Street Journal or, if such newspaper is not then being published, another newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than thirty (30) or more than sixty (60) days prior to the Redemption Date. Notice of any redemption will also be mailed by or on behalf of the Corporation, first class postage prepaid, not less than thirty (30) nor more than sixty (60) days prior to the applicable Redemption Date, addressed to each holder of record of the Series A Preferred Stock to be redeemed at the address set forth in the share transfer records of the Corporation. In addition to any information required by law or by the applicable rules of any exchange upon which Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (1) the Redemption Date; (2) the Redemption Price; (3) the number of shares of Series A Preferred Stock to be redeemed; (4) the place or places (which shall include a place in the Borough of Manhattan, The City of New York) where certificates for such shares are to be surrendered for payment of the Redemption Price; and (5) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such Redemption Date. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the notice mailed to each holder of shares to be redeemed shall also specify the number of Series A Preferred Stock to be redeemed from such holder. No failure to give or defect in such notice or defect in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.
          (iii) If notice has been published and mailed in accordance with Section 4.3(e)(ii) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the Series A Preferred Stock so called for redemption, so as to be, and to continue to be, available therefor, then, from and after the Redemption Date, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of such shares (except the right to receive the Redemption Price) shall terminate. In the event any Redemption Date shall not be a Business Day, then payment of the Redemption Price need not be made on such Redemption Date but may be made on the next succeeding Business Day with the same force and effect as if made on such Redemption Date and no interest, additional dividends or other sum shall accrue on the amount payable for the period from and after such Redemption Date to such next succeeding Business Date.
          (iv) Upon surrender, in accordance with such notice, of the certificates for any shares of Series A Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.
          (v) Any deposit of monies with a bank or trust company for the purpose of redeeming Series A Preferred Stock shall be irrevocable and such monies shall be held in trust for the benefit of the holders of Series A Preferred Stock entitled thereto, except that (1) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on the monies so deposited in trust; and (2) any balance of the monies so deposited by the Corporation and unclaimed by the holders of the Series A Preferred Stock entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation and, after any such repayment, the holders of the shares entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings thereon.
          (vi) Anything in this Section 4.3 of this Amended and Restated Certificate of Incorporation to the contrary notwithstanding, the holders of record of shares of Series A

Preferred Stock at the close of business on a Record Date will be entitled to receive the dividend payable with respect to such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares after such Record Date and on or prior to such Dividend Payment Date or the Corporation’s default in the payment of the dividend due on such Dividend Payment Date, in which case the amount payable upon redemption of such shares (including fractional shares) of Series A Preferred Stock will not include such dividend (and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record on such Record Date as aforesaid). Except as provided in this Section 4.3(e)(vi) and except to the extent that accrued and unpaid dividends are payable as part of the Redemption Price pursuant to Section 4.3(d)(ii), the Corporation will make no payment or allowance for unpaid dividends, regardless of whether or not in arrears, on shares of Series A Preferred Stock or Depositary Shares called for redemption.
          (vii) Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the redemption of shares of Series A Preferred Stock referred to below), no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. In addition, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods (including, without limitation, any Dividend Period terminating on the date of the direct or indirect purchase or other acquisition of shares of Series A Preferred Stock by the Corporation referred to below) the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by conversion into or exchange for capital stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and with respect to the distribution of assets upon liquidation, dissolution and winding up of the Corporation).
     (f) Voting Rights. Except as required by laws and as set forth below in this Section 4.3(f), the holders of the Series A Preferred Stock shall not have any voting rights.
          (i) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more Dividend Periods, whether or not such Dividend Periods are consecutive, the number of directors then constituting the Board of Directors of the Corporation shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and with which the Series A Preferred Stock is entitled to vote as a class with respect to the election of such two directors) and the holders of shares of Series A Preferred Stock (voting separately as a class with all other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of such two directors) will be entitled to vote for the election of such two directors of the Corporation at a special meeting called by an officer of the Corporation at the request of the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock or by holders of any other class or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which is entitled to vote as a class with the Series A Preferred Stock in the election of such two directors (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders, in which case the vote for such two directors shall be held at the earlier of the next such annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders until all dividends accumulated on the Series A Preferred Stock for all past Dividend Periods and the then current Dividend Period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment, whereupon the right of the holders of Series A Preferred Stock to elect such two directors shall cease and (unless there are one or more other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable) the term of office of such directors previously so elected shall terminate and the authorized number of directors of the Corporation shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the reinstatement and divestment of the right to elect such two additional directors in the case of any such future dividend arrearage.
          In the case of any such request for a special meeting (unless such request is received less than ninety (90) days before the date fixed for the next annual or special meeting of stockholders), such meeting shall be held on the earliest practicable date at the place designated by the holders of capital stock requesting such meeting or, if none, at a place designated by the Secretary of the Corporation, upon notice similar to that required for an annual meeting of stockholders. If such special meeting is not called by an officer of the Corporation within thirty (30) days after such request, then the holders of record of at least 10% of the outstanding shares of Series A Preferred Stock may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of stockholders and shall be held at the place designated by the holder calling such meeting. The holders of Series A Preferred Stock shall have access to the stock transfer records of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.
          The procedures in this Section 4.3(f) for the calling of meetings and the election of directors shall, to the extent permitted by law, supersede anything inconsistent contained in the by-laws of the Corporation.
          So long as any Series A Preferred Stock are outstanding, the number of directors constituting the entire Board of Directors of the Corporation shall at all times be such so that the exercise, by the holders of the Series A Preferred Stock and the holders of any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred, of the right to elect directors under the circumstances provided above will not contravene any provision of this Amended and Restated Certificate of Incorporation or the Corporation’s by-laws restricting the number of directors which may constitute the entire Board of Directors of the Corporation.
          If at any time when the voting rights conferred upon the Series A Preferred Stock pursuant to this Section 4.3(f)(i) are exercisable any vacancy in the office of a director elected pursuant to this Section 4.3(f)(i) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred

Stock and any other classes or series of capital stock of the Corporation upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election of directors pursuant to this Section 4.3(f)(i).
          (ii) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy (with the Series A Preferred Stock voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation ranking prior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation or reclassify any authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase, any such shares, or (B) amend, alter or repeal the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, the provisions of this Section 4.3), whether by merger or consolidation (an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the Series A Preferred Stock remains outstanding or is converted into like securities of the surviving entity, in each case with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of the Series A Preferred Stock or the holders thereof; and provided, further, that any amendment to this Amended and Restated Certificate of Incorporation (including, without limitation, the provisions of this Section 4.3) to authorize any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or any increase in the amount of authorized or outstanding shares of Series A Preferred Stock or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. For purposes of this paragraph, the filing in accordance with applicable law of a certificate of designations setting forth the designations, preferences and relative, participating, optional or other special rights of a class or series of capital stock of the Corporation shall be deemed an amendment to the Certificate of Incorporation.
          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series A Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust in accordance with the terms of Section 4.3(e)(v) hereof to effect such redemption.
          (iii) On each matter submitted to a vote of the holders of Series A Preferred Stock, including any action by written consent, in accordance with this Section 4.3(f) or as otherwise required by law, each whole share of Series A Preferred Stock shall be entitled to ten votes, each of which ten votes may be directed separately by the holder thereof (or by any proxy or proxies of such holder). With respect to each whole share of Series A Preferred Stock, the holder thereof may designate up to ten proxies, with each such proxy having the right to vote a whole number of votes (totaling ten per share of Series A Preferred Stock). In the event that fractional shares of Series A Preferred Stock are issued, then each such fractional share shall be entitled to a proportionate number of votes and, if any such fractional share is entitled to more than one vote, such votes may be directed separately and proxies may be designated as in the case of whole shares of Series A Preferred Stock.
     (g) Conversion. The Series A Preferred Stock is not convertible into or exchangeable for any other property or securities of the Corporation.
     (h) Fractional Shares. Series A Preferred Stock may be issued in fractional shares equal to 1/10th of a whole share of Series A Preferred Stock and any integral multiple of 1/10th of a whole share of Series A Preferred Stock.
     (i) Office or Agency in New York City. The Corporation will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where shares of Series A Preferred Stock may be surrendered for payment (including upon redemption or repurchase, if any), registration of transfer or exchange.
     (j) No Preemptive Rights. The Series A Preferred Stock shall have no preemptive rights.
     (k) Validity. If any power, preference or relative, participating, optional and other special right of the Series A Preferred Stock, or qualification or restriction thereof, set forth in this Section 4.3 of this Amended and Restated Certificate of Incorporation is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications and restrictions thereof set forth in this Section 4.3 of this Amended and Restated Certificate of Incorporation which can be given effect without the invalid, unlawful or unenforceable powers, preferences or relative, participating, optional or other special rights of the Series A Preferred Stock or the qualifications or restriction thereof shall remain in full force and effect and shall not be deemed dependent upon any other such powers, preferences or relative, participating, optional or other special right of the Series A Preferred Stock or qualifications or restrictions thereof unless so expressed herein.
          SECTION 4.4   Common Stock. Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation relating to such series). Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.
          SECTION 4.5   Optional Redemption. (a) In connection with the sale or transfer for cash of more than 50% of the total Shares (excluding the Series A Preferred Stock) then outstanding by the holders thereof to a Person or group of Persons that is not an Affiliate of such holders (a “Sale Transaction”), the Corporation may, at its option, redeem on a date that is not more than 30 days prior or 30 days following the closing of such Sale Transaction (such date, the “Optional Redemption Date”), in the manner provided in this Section 4.5, out of funds legally available therefor, all fractional Shares held by Stockholders (the “Fractional Shares”). The redemption price of each Fractional Share called for redemption shall be equal to the appropriate fraction of the cash consideration per Share to be paid in the Sale Transaction (the “Optional Redemption Price”). Shares of Series A Preferred Stock shall not be redeemable under this Section 4.5.
     (b) In the event that the Corporation shall elect to redeem Shares pursuant to this Section 4.5, notice of such redemption (any such notice, an “Optional Redemption Notice”) shall be sent not less than 5 days nor more than 90 days prior to the Optional Redemption Date to the holders of record of the Fractional Shares to be redeemed at their respective addresses as they shall appear in the records of the Corporation. Each such Optional Redemption Notice shall state: (i) that the Corporation is exercising its option to redeem the Fractional Shares; (ii) the Optional Redemption Date; (iii) that all of the Fractional Shares held by such holder shall be redeemed; and (iv) the place or places where, or manner in which, certificates for such Fractional Shares (if issued) are to be surrendered for payment of the Optional Redemption Price.
     (c) From and after the Optional Redemption Date, Fractional Shares subject to any such optional redemption shall no longer be deemed to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Fractional Shares, except the right to receive prompt payment by the Corporation of the Optional Redemption Price, subject to the following sentence in the case of certificated Shares. Upon surrender of the certificates (if issued) for any Fractional Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and a notice by the Corporation shall so state), the Corporation shall promptly pay the Optional Redemption Price in respect of Fractional Shares so surrendered.
ARTICLE V
BOARD OF DIRECTORS
          SECTION 5.1   Number of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be three or such greater number established from time to time as in the manner provided in the By-Laws. A director may be removed at any time by holders of Shares representing at least a majority of the outstanding voting power entitled to vote thereon. The election of directors need not be by a written ballot.
ARTICLE VI
STOCKHOLDERS’ DISCLOSURES; RESTRICTIONS ON TRANSFER;
TRANSFER LEGENDS
          SECTION 6.1   Stockholders’ Disclosures. The Stockholders shall promptly upon demand disclose to the Board of Directors in writing such information with respect to direct and indirect ownership of Shares as the Board of Directors deems necessary or appropriate to comply with the REIT Provisions of the Code or to comply with the requirements of any taxing authority or governmental agency, including, the names and addresses of the actual beneficial owners of Shares, the dates of acquisition or disposition of Shares and the names and addresses of the Persons from whom Shares were acquired or to whom they were transferred. Upon the failure by a Stockholder to comply with the provisions of this Section 6.1, as determined in good faith by the Board of Directors, the Corporation shall have the right to redeem all such Shares held directly or indirectly by such Stockholder for a value as determined by the Board of Directors in good faith. Any such redemption shall be pursuant to procedures substantially as set forth in Section 4.5.
          SECTION 6.2   Corporation’s Right to Refuse to Transfer Shares; Limitation on Holdings; Redemption of Shares. (a) Each Stockholder shall give not less than 30 days’ prior written notice to the Board of Directors of any proposed Transfer of any Shares. Whenever it is deemed by the Board of Directors to be reasonably necessary (i) to protect the status of the Corporation under the REIT Provisions of the Code because of a resulting increase in the concentration of ownership or other change of ownership of Shares or otherwise, including, ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through another entity owned in whole or in part by the Corporation) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or ownership that would cause the Corporation to be considered “closely held” within the meaning of Section 856(h) of the Code, (ii) to protect the status of the Corporation as a “domestically-controlled REIT” (within the meaning of Section 897(h) of the Code) or (iii) to prevent the Corporation from being considered a “pension-held” REIT within the meaning of Section 856(h) of the Code (unless the Board of Directors determines that the requirements of Section 514(c)(9) of the Code are satisfied and that the consequences of being considered a “pension-held” REIT do not require the application of this provision) or a “personal holding company” (within the meaning of Sections 542 and 856 of the Code), the Board of Directors may require a statement or affidavit from each Stockholder or proposed transferee of Shares setting forth the number of Shares already owned (either actually or through constructive ownership) by it and any related Person specified in the form prescribed by the Board of Directors for that purpose or any other pertinent information relating to the proposed Transfer. If, in the good faith opinion of the Board of Directors, which shall be conclusive upon any proposed transferee of Shares, any proposed Transfer would (x) jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code because of a resulting increase in the concentration of ownership or other change of ownership of Shares or otherwise, including, ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through another entity owned in whole or in part by the Corporation) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or ownership that would cause the Corporation to be considered “closely held” within the meaning of Section 856(h) of the Code, (y) jeopardize the status of the Corporation as a “domestically controlled REIT” (within the meaning of Section 897(h) of the Code) or (z) cause the Corporation to be considered a “pension-held” REIT within the meaning of Section 856(h) of the Code (unless the Board of Directors determines that the requirements of Section 514(c)(9) of the Code are satisfied and that the consequences of being considered a “pension-held” REIT do not require the application of this provision) or a “personal holding company” (within the meaning of Sections 542 and 856 of the Code), the Board of Directors shall have the right, but not the duty, to refuse to permit such Transfer. If the Board of Directors shall so refuse to permit any proposed Transfer of Shares or a Stockholder fails to (i) give 30 days’ prior written notice of a proposed Transfer as required by this Section 6.2(a), (ii) provide an affidavit or statement upon request by the Board of Directors as required by this Section 6.2(a), or (iii) pay reasonable expenses incurred by the Corporation in connection with such Transfer pursuant to Section 6.2(e), any attempt to effect the proposed Transfer shall be null and void and of no force or effect to Transfer any legal or beneficial interest in such Shares.
     (b) The Board of Directors, by notice to the holder thereof, may cause the Corporation to redeem, out of funds legally available therefor, any or all Shares of any holder (whether or not such shares have been transferred with the prior approval of the Board of Directors) if, in the good faith opinion of the Board of Directors, such redemption is necessary (i) to protect the status of the Corporation under the REIT Provisions of the Code because of a resulting increase in the concentration of ownership or other change of ownership of Shares or otherwise, including, ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through another entity owned in whole or in part by the Corporation) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or ownership that would cause the Corporation to be considered “closely held” within the meaning of Section 856(h) of the Code, (ii) to protect the status of the Corporation as a “domestically-controlled REIT” (within the meaning of Section 897(h) of the Code), (iii) to prevent the Corporation from being considered a “pension-held” REIT within the meaning of Section 856(h) of the Code (unless the Board of Directors determines that the requirements of Section 514(c)(9) of the Code are satisfied and that the consequences of being considered a “pension-held” REIT do not require the application of this provision) or a “personal holding company” (within the meaning of Sections 542 and 856 of the Code), or (iv) to prevent the assets of the Corporation from being reasonably likely to be characterized as assets of any employee benefit plan for purposes of the Plan Asset Regulations, ERISA, the Code or any applicable Similar Law, whether or not such plan is subject to ERISA, the Code or any Similar Law. From and after the date of such notice of redemption (the “Redemption Date”), Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares, except the right to payment by the Corporation of the redemption price determined and payable as set forth in the following sentence. The redemption price of each Share called for redemption shall be the fair market value thereof as determined by the Board of Directors in good faith.
     (c) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation to the contrary, any purported acquisition of Shares of the Corporation which would (i) jeopardize the status of the Corporation as a REIT under the REIT Provisions of the Code because of a resulting increase in the concentration of ownership or other change of ownership of Shares or otherwise, including, ownership that would result in the Corporation owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through another entity owned in whole or in part by the Corporation) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or ownership that would cause the Corporation to be considered “closely held” within the meaning of Section 856(h) of the Code, (ii) jeopardize the status of the Corporation as a “domestically controlled REIT” (within the meaning of Section 897(h) of the Code) or (iii) cause the Corporation to be considered a “pension-held” REIT within the meaning of Section 856(h) of the Code (unless the Board of Directors determines that the requirements of Section 514(c)(9) of the Code are satisfied and that the consequences of being considered a “pension-held” REIT do not require the application of this provision) or a “personal holding company” (within the meaning of Sections 542 and 856 of the Code) shall be null and void and of no force or effect to Transfer any legal or beneficial interest in such Shares unless the Board of Directors determines that such acquisition shall be given force and effect. All contracts and other arrangements for the sale or other Transfer of Shares shall be subject to this provision.
     (d) Notwithstanding any other provisions of this Section 6.2, no Transfer of any Shares may be made unless in the opinion of responsible counsel (who may be counsel for the Corporation), satisfactory in form and substance to the Board of Directors (which opinion may be waived, in whole or in part, at the discretion of the Board of Directors):
(i) such Transfer would not violate the registration or qualification provisions of the Securities Act of 1933, as amended, or any state securities or “Blue Sky” laws applicable to the Corporation or the Shares; and
(ii) such Transfer would not cause (A) all or any portion of the assets of the Corporation (I) to constitute “plan assets” under ERISA, the Code or any applicable Similar Law of any existing or contemplated Stockholder or (II) to be subject to the provisions of ERISA, the Code or any applicable Similar Law or (B) any director, officer, employee or agent of the Corporation to become a fiduciary with respect to any existing or contemplated Stockholder pursuant to ERISA or any applicable Similar Law or otherwise; and any such opinion of counsel is delivered in writing to the Corporation not less than ten (10) days prior to the date of the Transfer. The Corporation agrees to cooperate with any Stockholder making a Transfer by providing promptly such records and other factual information regarding Corporation as may be reasonably requested with respect to any proposed Transfer. No Stockholder may Transfer any Shares except as permitted by this Amended and Restated Certificate of Incorporation or the By-laws and any purported Transfer in violation of this Amended and Restated Certificate of Incorporation shall be null and void.

     (e) Each Stockholder will pay all reasonable expenses, including attorneys’ fees, incurred by the Corporation in connection with a Transfer of Shares by such Stockholder.
     (f) If any provision of this Section 6.2 or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court. To the extent this Section 6.2 may be inconsistent with any other provision of this Amended and Restated Certificate of Incorporation, this Section 6.2 shall be controlling.
          SECTION 6.3   Transfer Legend. Each certificate for Shares (if issued), including each certificate issued to any transferee, shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form (in addition to any other legend required by applicable law), unless in the opinion of counsel for the Corporation such legend (or any portion thereof) shall no longer be required:
     “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHOUT SUCH REGISTRATION OR QUALIFICATION, UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.”
     “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF LA QUINTA PROPERTIES, INC. (“LA QUINTA PROPERTIES”), AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF, WHETHER BY MERGER, CONSOLIDATION OR OTHERWISE BY OPERATION OF LAW, EXCEPT IN COMPLIANCE THEREWITH.”
     “EACH PURCHASER AND SUBSEQUENT TRANSFEREE OF THE SHARES REPRESENTED BY THIS CERTIFICATE WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE AND HOLD SUCH SHARES CONSTITUTE THE ASSETS OF ANY “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) SUBJECT TO TITLE I OF ERISA OR ANY PLAN, ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR “SIMILAR LAW” (DEFINED AS ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAW OR REGULATION THAT CONTAINS ONE OR MORE PROVISIONS THAT ARE (X) SIMILAR TO ANY OF THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS CONTAINED IN TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND (Y) SIMILAR TO THE PROVISIONS OF THE DEPARTMENT OF LABOR REGULATIONS CODIFIED AT 29 C.F.R. SECTION 2510.3-101 OR WOULD OTHERWISE PROVIDE THAT THE ASSETS OF LA QUINTA PROPERTIES COULD BE DEEMED TO INCLUDE “PLAN ASSETS” UNDER SUCH LAW OR REGULATION).”

          SECTION 6.4   This Article VI of this Amended and Restated Certificate of Incorporation shall not apply to the Series A Preferred Stock.
ARTICLE VII
EXCULPATION
     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as director. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.
ARTICLE VIII
AMENDMENTS
          SECTION 8.1   Amendments to the Amended and Restated Certificate of Incorporation. Subject to the provisions set forth in Section 4.3 of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right from time to time to make any amendments to its Amended and Restated Certificate of Incorporation which may be now or hereafter authorized by law, upon the approval of holders of Shares representing at least a majority of the outstanding voting power entitled to vote thereon. All rights and powers conferred by the Certificate of the Incorporation to Stockholders, directors and officers are granted subject to the foregoing reservation.
          SECTION 8.2   Adoption, Amendment and Repeal of By-laws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation. The By-laws of the Corporation may be amended or repealed upon the approval of (i) at least a majority of the Board of Directors or (ii) holders of Shares representing at least a majority of the outstanding voting power entitled to vote thereon.

APPENDIX I
Definitions
          The definitions in this Appendix I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles and Sections shall be deemed to be references to Articles and Sections of the Amended and Restated Certificate of Incorporation of La Quinta Properties, Inc. unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.
          “Business Day” shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.
          “Code” shall mean the Internal Revenue Code of 1986, as amended.
          “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto. A Person shall not be deemed to Control any specified Person through the ownership of securities unless it owns, directly or indirectly, a majority of the economic or voting interests in such specified Person.
          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference in the Amended and Restated Certificate of Incorporation to a particular provision of ERISA shall be interpreted to include a reference to any corresponding provision of any successor statute.
          “Person” shall mean any individual, partnership, corporation, trust, limited liability company or other entity.
          “Plan Asset Regulations” shall mean the regulations issued by the Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations.
          “REIT” shall mean a real estate investment trust as defined in the REIT Provisions of the Code.
          “REIT Provisions of the Code” shall mean Parts II and III of Subchapter M of Chapter 1 of Subtitle A of the Code or any successor statute.

2

          “Stockholders” shall mean, at any time, all holders of record of outstanding Shares at such time.
          “Similar Law” shall mean any federal, state, local, non—U.S. or other law or regulation that contains one or more provisions that are (x) similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code and (y) similar to the provisions of the Plan Asset Regulations or would otherwise provide that the assets of the Corporation could be deemed to include “plan assets” under such law or regulation.
          “Transfer” shall mean a sale, pledge, transfer or other disposition of shares (whether by merger, consolidation or otherwise by operation of law and whether beneficially or of record).